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                                PROMISSORY NOTE

U.S.$550,000                                            Dated: October 31, 1996

        FOR VALUE RECEIVED, the undersigned GRANT GEOPHYSICAL, INC., a Delaware corporation with offices at 16850 Park Row, Houston, Texas 77084 ("Borrower"), promises to pay to the order of WESTGATE INTERNATIONAL, L.P., a Cayman Islands exempted limited partnership ("Lender"), at c/o Midland Bank Trust Corporation (Cayman) Limited, P.O. Box 1109, Mary Street, Grand Cayman, Cayman Islands, BWI, in lawful money of the United States, the principal sum of Five Hundred Fifty Thousand United States Dollars (U.S.$550,000) on demand, but in no event later than the date which is sixty (60) days from the date of this promissory note (the "Note") indicated above and to pay interest on the principal sum outstanding under this Note at the rate of 15% per annum, also due and payable on the date upon which the outstanding principal balance hereunder is required to be paid (the "Maturity Date"). Accrual of interest shall commence on the first day to occur after the date hereof and shall continue until payment in full of the principal sum and all other amounts due hereunder have been made. The principal of, and interest on, this Note are payable in such currency of the United States of America as of the time of payment is legal tender for payment of public and private debts.

        This Note is subject to the following additional provisions:

        1. INTEREST AND PAYMENT APPLICATION. Interest shall be calculated on a 360 day year simple interest basis and paid for the actual number of days elapsed. All interest due hereunder shall be payable at the Maturity Date. Notwithstanding anything contained herein, the outstanding principal balance and interest due hereunder shall bear interest, from and after the occurrence and during the continuance of a default hereunder, at the rate equal to the lower of twenty-five percent (25%) per annum or the highest rate permitted by law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

        2. PREPAYMENT. Borrower may pre-pay all or any part of this Note at any time, without penalty, provided that no pre-payment shall be less than $100,000.

        3. TAXES. All payments on account of the principal of and interest on this Note and all other amounts payable under this Note (whether made by Borrower or any other person) to or for the account of Lender hereunder shall be made free and clear of and without reduction by reason of any and all present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, on or in respect of this Note (all such taxes, levies, duties, costs and charges, together with interest thereon and penalties with respect thereto, if any, being herein collectively called "United States Taxes"), all of which will be for the account of and paid by Borrower. Should any such payment be subject to any United States Taxes and the provisions of the preceding sentence of this Section 3 either cannot be effected or do not result in the Lender actually receiving free and clear of all United States Taxes an amount equal to the full amount provided for under this Note, Borrower shall pay to Lender such additional amounts as may be necessary to ensure that Lender receives a net amount equal to the full amount which it would have received had such payment not been made subject to United States Taxes. In addition to the United States Taxes paid by Borrower
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or additional amounts paid to Lender, in each case pursuant to the preceding provisions of this Section 3 ("Additional Payments"), Borrower shall also pay to Lender upon demand such additional amounts as may be necessary to compensate Lender, on an after-tax basis, for any tax or levy imposed or assessed by any jurisdiction on or with respect to any such Additional Payments (including any income taxes payable by Lender with respect to Additional Payments pursuant to the income tax laws of the jurisdiction of its principal office or lending or of any political subdivision or taxing authority thereof).

        4. NO IMPAIRMENT. Borrower shall not intentionally take any action which would impair the rights of Lender hereunder.

        5. OBLIGATIONS ABSOLUTE. No provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place and rate, and in the manner, herein prescribed.

        6. WAIVERS OF DEMAND, ETC. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, all other notices whatsoever and bringing of suit and diligence in taking any action to collect amounts called for hereunder, and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

        7. REPLACEMENT NOTE. In the event that Lender notifies Borrower that this Note has been lost, stolen, or destroyed, a replacement Note identical in all respects to the original Note (except for the outstanding principal amount, if different than that shown on the original Note), shall be delivered to Lender, provided that the Lender executes and delivers to Borrower an agreement reasonably satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with this Note.

        8. PAYMENT OF EXPENSES. Borrower agrees to pay all debts and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Lender in preparing, administering or enforcing this Note and/or collecting any amount due under this Note or the Loan Agreement.

        9. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that (i) Borrower is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Borrower has the requisite corporate power and authority to enter into and perform this Note in accordance with the terms hereof; (iii) the execution and delivery of this Note has been duly authorized by the Borrower's Board of Directors and any other necessary corporate action, and no further consent or authorization of Borrower or its stockholders is required; (iv) this Note has been duly executed and delivered by Borrower, (v) this Note constitutes the valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity; and (vi) the execution, delivery and performance of this Note by Borrower will not result in a violation of the charter or the by-laws of Borrower, or result in a violation of any applicable law,





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rule, regulation, order, judgment or decree applicable to Borrower or by which its assets may be bound or affected.

        10. SAVINGS CLAUSE. In Case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum amount allowable under law.

        11. AMENDMENT. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by Borrower and Lender.

        12. ASSIGNMENT, ETC. Lender may without notice transfer or assign this Note or any interest herein and may mortgage, encumber or transfer any of its rights or interest in and to this Note or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of the Lender) shall have the right to transfer or assign its interest. Each such assignee, transferee and mortgagee shall have all of the rights of Lender under this Note. This Note shall be binding upon Borrower and its successors and shall inure to the benefit of the Lender and its successors and assigns.

        13. NO WAIVER. No failure on the part of Lender to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Lender from time to time.

        14. MISCELLANEOUS. Unless otherwise provided herein, any notice or other communication to Borrower hereunder shall be sufficiently given if in writing and personally delivered or mailed to Borrower by certified mail, return receipt requested, at its address set forth above or such other address as it may designate for itself in such notice to Lender, and communications shall be deemed to have been received when delivered personally or, if sent by mail or facsimile, then when actually received by the party to whom it is addressed. Whenever the sense of this Note requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may (1) renew, extend (repeatedly and for any length of time) or modify this Note, or release any party or any guarantor or collateral, (2) impair, fail to realize upon or perfect any security interest lender may have from time to time in collateral, or modify this Note, or release any party or any guarantor or collateral, or (3) take any other action deemed necessary by Lender, in each case without the consent of or notice to anyone and without releasing Borrower or any guarantor from any liability.

        15. CHOICE OF LAW AND VENUE; WAIVER OF JURY TRIAL. THIS NOTE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD



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TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. Borrower hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Note shall, at Lender's sole option, be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. Borrower consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by certified or registered mail, return receipt requested, directed to Borrower at its address set forth in this Note (and service so made shall be deemed "personal service" and be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Borrower hereby waives any right to a jury trial in connection with any litigation pursuant to this Note.

        IN WITNESS WHEREOF, Borrower has caused this instrument to be duly executed by an officer thereunto duly authorized.



                                        GRANT GEOPHYSICAL, INC.



                                        By:  /s/ WILLIAM B. CLEVELAND
                                           ----------------------------
                                        Print Name:    William B. Cleveland
                                                       -----------------------
                                        Print Title:   Vice Pres. Finance
                                                       Secretary and Treasurer
                                                       -----------------------


ATTEST

/s/ D. HUGH FRASER, JR.
-----------------------
    D. HUGH FRASER, JR.
    VICE PRESIDENT
    NORTH AMERICA





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